UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

RYVYL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 par value	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Nasdaq Compliance

On December 13, 2023, RYVYL Inc. (the “Company”) received a written notice (the “Notice”) from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) that the Listing Qualifications Department (the “Staff”) of Nasdaq determined that the Company’s deficiency under Nasdaq Listing Rule 5550(b) has been cured, since it had determined that the Company, as of that date had stockholders’ equity of at least $2.5 million (the “Equity Standard”). Therefore, the scheduled hearing before the Hearings Panel (“Panel”) on January 18, 2024, has been cancelled. The Company’s securities will continue to be listed and traded on Nasdaq, provided the Company remains under a Discretionary Panel Monitor until January 2, 2024.

As previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on August 15, 2023, on August 3, 2023,the Company received a written notice from Staff indicating that it had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) but that the Staff had also imposed a panel monitor, for a period of six months until February 3, 2024, pursuant to which the Staff of Nasdaq would promptly issue a Staff delisting determination, if the Company failed any Nasdaq listing standard during the six-month panel monitor period.

As subsequently reported in a Current Report on Form 8-K filed with the SEC on October 20, 2023, on October 19, 2023, the Company received a determination letter (the “Letter”) from the Staff stating that the Company was not in compliance with the Market Value of Listed Securities (“MVLS”) Standard, since the Company’s common stock, par value $0.001, was below the $35 million minimum MVLS requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2) and had not been at least $35 million for the previous 30 consecutive business days. As such, the Letter stated that the Staff would commence delisting proceedings against the Company. The Company was provided with the right to appeal the Staff’s determination and a hearing was scheduled to be heard by the Panel on January 18, 2024. As reported above, as a result of the Staff’s determination that the Company has met the Equity Standard, such hearing was cancelled.

Press Release

On December 18, 2023, the Company issued a press release announcing that it had regained compliance with the Nasdaq Listing Rules. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1**	Press Release, dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

** Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL Inc.

Date: December 18, 2023	By:	/s/ Fredi Nisan
Name: Fredi Nisan
Title: Chief Executive Officer